3.7.22 Vectrus Social Media Posts Twitter: Link Here Exhibit 99.3

3.7.22 LinkedIn: Link Here

3.7.22 Facebook: Link Here

Exhibit 99.3

3.7.22

Vectrus Social Media Posts

Twitter: Link Here

Vectrus @Vectrus · 1h

Together, we'll deliver a comprehensive suite of integrated solutions and critical service offerings to support national security readiness and modernization initiatives around the world.

Vectrus @Vectrus · 1h

Today begins an exciting new phase for Vectrus, as we have entered into a combination with @VTX_Co to create a global leader in mission-essential solutions. Learn more about the announcement by reading our press release:


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investors.vectrus.com

Vectrus and Vertex to Combine, Creating a Global ...

Creates a Leading Government Services Company with 2021 Pro Forma Revenue of Approximately ...

LinkedIn: Link Here

Vectrus
73,507 followers
1h •

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Vectrus is beginning an exciting new phase by combining with Vertex to create a global leader in mission-essential solutions. Together, we will offer significantly expanded technology and service capabilities, delivering a comprehensive suite of integrated solutions and critical service offerings to support national security readiness and modernization initiatives around the world.

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Vectrus
73,507 followers
1h •

+ Follow •••

This highly strategic transaction builds on our accomplishments over the last several years and significantly accelerates our ability to deliver converged solutions while providing enhanced value for all our stakeholders. We look forward to cc ...see more

ECTRU
TRUE TO YOUR MIS

Vectrus and Vertex to Combine, Creating a Global Leader in Mission-Essential Solutions
investors.vectrus.com • 11 min read

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3.7.22

Facebook: Link Here

Posts

Vectrus
1 hr ·

This highly strategic transaction builds on our accomplishments over the last several years and significantly accelerates our ability to deliver converged solutions while providing enhanced value for all our stakeholders. We look forward to combining the strengths of our businesses and teams to build upon both companies' proud track records of providing critical mission support for our clients' toughest operational challenges. Read the full announcement here: https://bit.ly/3CidHSN


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TO YOUR

INVESTORS.VECTRUS.COM

Vectrus and Vertex to Combine, Creating a Global Leader in Mission-Essential Solutions

Creates a Leading Government Services Company with 2021 Pro Forma Revenue of...

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Vectrus
1 hr ·

Vectrus is beginning an exciting new phase by combining with The Vertex Company to create a global leader in mission-essential solutions. Together, we will offer significantly expanded technology and service capabilities, delivering a comprehensive suite of integrated solutions and critical service offerings to support national security readiness and modernization initiatives around the world.

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